Exhibit 10.10

ONE GAS, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective January 1, 2014

ONE GAS, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective January 1, 2014

- i -

ARTICLE III.	SUPPLEMENTAL RETIREMENT BENEFIT	14

3.1	Supplemental Retirement Benefit	14

3.2	Payment of Supplemental Retirement Benefit	16

3.3	Specified Employee	18

3.4	Vesting of Supplemental Retirement Benefit	19

3.5	Form of Payment	19

3.6	Disability	20

3.7	Death	21

3.8	Nonqualified Deferred Compensation Plan Requirements	21

ARTICLE IV.	BENEFICIARY	21

ARTICLE V.	SUPPLEMENTAL RETIREMENT BENEFIT ADJUSTMENTS	21

ARTICLE VI.	LEAVE OF ABSENCE	21

ARTICLE VII.	ADMINISTRATION OF PART B OF THE PLAN	22

PART C.	PLAN ADMINISTRATION AND MISCELLANEOUS PROVISIONS	23

ARTICLE I.	PURPOSE AND SCOPE OF PART C	24

ARTICLE II.	DEFINITIONS AND CONSTRUCTION	24

2.1	Definitions	24

2.2	Construction	31

2.3	Plan Purpose	31

ARTICLE III.	COMMITTEE	32

3.1	Appointment of Committee	32

3.2	Committee Officials	32

3.3	Committee Action	32

3.4	Committee Rules and Powers	32

3.5	Reliance on Certificates, etc.	33

3.6	Liability of Committee	33

3.7	Determination of Benefits	33

3.8	Information to Committee	33

ARTICLE IV.	ADOPTION OF PLAN BY SUBSIDIARY, AFFILIATED OR ASSOCIATED COMPANIES	33

ARTICLE V.	SOURCE OF BENEFITS	33

5.1	Benefits Payable	33

5.2	Investments to Facilitate Payment of Benefits	34

5.3	Ownership of Insurance Contracts	34

5.4	Trust for Payment of Benefits	34

- ii -

ARTICLE VI.	TERMINATION OF EMPLOYMENT	35

ARTICLE VII.	TERMINATION OF PARTICIPATION	36

ARTICLE VIII.	TERMINATION, AMENDMENT, MODIFICATION, OR SUPPLEMENT OF THE PLAN	36

8.1	Amendment or Termination	36

8.2	Rights and Obligations Upon Amendment, Termination	36

ARTICLE IX.	TREATMENT OF BENEFITS	37

ARTICLE X.	RESTRICTIONS ON ALIENATION OF BENEFITS	37

ARTICLE XI.	MISCELLANEOUS	38

11.1	Deferral of Compensation Requirements	38

11.2	Execution of Receipts and Releases	39

11.3	No Guarantee of Interests	39

11.4	Company Records	39

11.5	Evidence	39

11.6	Notice	39

11.7	Change of Address	40

11.8	Effect of Provisions	40

11.9	Headings	40

11.10	Governing Law	40

11.11	Effective Date	40

EXHIBIT A		41

EXHIBIT B		43

EXHIBIT C		44

- iii -

ONE GAS, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective January 1, 2014

ESTABLISHMENT AND PURPOSE

On November 13, 2013, in anticipation of the Separation that is proposed to occur in 2014, the Board of Directors of ONEOK approved the (1) the establishment, effective January 1, 2014, of a supplemental executive retirement plan that is substantially similar to the ONEOK 2005 SERP for the benefit of ONE Gas Employees and Former ONE Gas Employees; (2) the exclusion of ONE Gas Employees and Former ONE Gas Employees from participating in the ONEOK 2005 SERP for periods after December 31, 2013; and (3) the transfer of liabilities for ONE Gas Employees and Former ONE Gas Employees who are participants in the ONEOK 2005 SERP to this Plan effective January 1, 2014.

By unanimous consent, the Board of Directors of ONE Gas has approved the adoption of this Plan, effective January 1, 2014, for the benefit of a select group of management or highly compensated employees. The Plan is established to receive liabilities transferred from the ONEOK 2005 SERP. The purpose of the Plan is to provide the specified benefits to ONE Gas Employees and Former ONE Gas Employees who were participants in the ONEOK 2005 SERP.

Effective January 1, 2014, all liabilities attributable to ONE Gas Employees and Former ONE Gas Employees under the ONEOK 2005 SERP are transferred and accepted by this Plan. For periods after December 31, 2013, (1) ONE Gas Employees and Former One Gas Employees shall not be eligible to participate in the ONEOK 2005 SERP; (2) the ONEOK 2005 SERP and any successors thereto shall have no further obligation or liability to any ONE Gas Employee or Former ONE Gas Employee with respect to any benefit, amount or right accrued under the ONEOK 2005 SERP; and (3) this Plan is liable for the payment of any benefits accrued by ONE Gas Employees and Former ONE Gas Employees under the ONEOK 2005 SERP. No individual is entitled to a benefit under both this Plan and the ONEOK 2005 SERP.

The terms and conditions of this Plan are substantially the same as the terms and conditions of the ONEOK 2005 SERP. Exhibit A to the Plan sets forth additional rules applicable to Transferred Participants. Notwithstanding anything to the contrary in the Plan, no person other than Transferred Participants shall be eligible to participate in the Plan.

This Plan is separate from the ONE Gas Pre-2005 SERP, which ONE Gas established to receive liabilities transferred from the ONEOK Frozen SERP in connection with the Separation. No individual is entitled to a benefit under both this Plan and the ONE Gas Pre-2005 SERP.

This Plan and the particular benefits provided to individuals hereunder shall be administered as an unfunded nonqualified deferred compensation and excess benefit plans established and maintained for a select group of management or highly compensated employees. The Plan is intended to meet all requirements of Section 409A of the Code for compensation deferred under the Plan to not be includible in gross income of the Participant until actually paid or distributed pursuant to the Plan.

The capitalized words and terms in this Plan document shall have the meaning given in the definitions stated in Part C, Article II of the Plan, unless otherwise expressly indicated.

PART A. EXCESS RETIREMENT BENEFITS

ARTICLE I.

PURPOSE AND SCOPE OF PART A

1.1 Part A; Excess Retirement Benefits. The provisions of Part A of the Plan shall establish and provide excess retirement benefits to Part A Participants.

1.2 Separate Benefits. The Excess Retirement Benefits provided to participants under Part A of the Plan are separate and independent from Supplemental Retirement Benefits provided under Part B of the Plan.

1.3 Deferral of Compensation. The Excess Retirement Benefits provided to Participants under Part A of the Plan shall be considered and treated as deferral of compensation to the extent and in the manner provided for in Section 409A of the Code and Treasury Regulations thereunder.

ARTICLE II.

ELIGIBILITY AND PARTICIPATION

2.1 Eligibility. No person other than a Part A Participant shall participate in Part A of the Plan. In no event shall any employee of the ONEOK Group be eligible to participate in the Plan.

2.2 Scope of Part A Participation. A Part A Participant shall not be entitled to participate in Part B of the Plan or to receive benefits thereunder unless the Part A Participant is also a Part B Participant.

2.3 Election to Defer Compensation.

A. Except as provided in Section 2.3.B., of this Article, the Company, pursuant to the Plan, elects, determines and provides for the time and form of payment of an Excess Retirement Benefit to any eligible Employee who is a Part A Participant. The time and form of payment of an Excess Retirement Benefit is stated and provided in Article III of this Part A of the Plan.

B. All Elections made by a Part A Participant under the ONEOK 2005 SERP shall apply to the same effect under this Plan as if made under the terms of this Plan. Any Election of the time and form of payment of an Excess Retirement Benefit of a Part A Participant shall apply with respect to all compensation deferred under the Plan for the Part A Participant.

C. A Part A Participant shall be allowed to change the form of an annuity benefit to the extent provided in Section 3.5 of Article III of this Part A of the Plan. A Part A Participant shall be allowed to make a Subsequent Election as to time of payment of an Excess Retirement Benefit as provided in Section 3.2 of Article III of this Part A of the Plan.

ARTICLE III.

EXCESS RETIREMENT BENEFIT

3.1 Excess Retirement Benefit.

A. The Company shall pay each Part A Participant the vested Excess Retirement Benefit attributable to a Part A Participant’s annual eligible compensation under the Retirement Plan that is in excess of the limitations on such Part A Participant’s Retirement Plan Benefits contained in Code Sections 401(a)(17) and 415(b).

B. The Excess Retirement Benefit will be calculated by applying the same benefit formula, vesting provisions, and early retirement provisions as are in and apply to the Part A Participant’s Retirement Plan Benefit under the Retirement Plan.

C. The Excess Retirement Benefit shall be calculated for the time of the commencement of payment of it to a Part A Participant (hereinafter referred to as “Excess Retirement Benefit Commencement Date”) pursuant to the terms and provisions of the Plan governing the time and form of payment thereof, irrespective of whether or not a corresponding Retirement Plan Benefit is then being paid or is to commence payment to such Part A Participant at that time, and irrespective of the time and form of payment of the Retirement Plan Benefit that has been elected, is being paid or may be paid to the Part A Participant.

D. The Excess Retirement Benefit shall be calculated and determined for the Excess Retirement Benefit Commencement Date of a Part A Participant as follows:

(1) Calculate as a single (straight) life annuity payable at age sixty-five (65);

(2) Apply early retirement provisions based upon the age of the Part A Participant at the Excess Retirement Benefit Commencement Date;

(3) Apply the factors for the form of payment that has been elected by the Part A Participant in accordance with the terms and provisions of this Plan as an actuarial equivalent of a single (straight) life annuity, if such elected form of payment is other than a single (straight) life annuity in accordance with the Plan and reasonable actuarial assumptions and methods, as determined by the Committee; and

(4) Deduct the Retirement Plan Benefit calculated at the same time and form of payment as the Excess Retirement Benefit, irrespective of the time and form of payment of the Retirement Plan Benefit elected by the Participant for the Retirement Plan.

E. The Committee shall be authorized to take such other actions and apply procedures that it determines, in its discretion, to calculate, determine and commence the payment of an Excess Retirement Benefit to a Part A Participant at the Excess Retirement Benefit Commencement Date.

3.2 Payment of Excess Retirement Benefit.

A. Subject to the requirements of Section 3.3 below (six-month required delay of payment for Specified Employee), a vested Excess Retirement Benefit shall be paid to a Part A Participant entitled thereto or his/her Beneficiary, commencing on his/her Normal Specified Distribution Date.

B. A Part A Participant shall be allowed to make a Subsequent Election to change the time of distribution and payment of his/her Excess Retirement Benefit from his/her Normal Specified Distribution Date to a Subsequent Election Distribution Date resulting from such election, if:

(i) he/she delivers a written notification of such Subsequent Election to the Committee, or its designee, in the form it prescribes, not less than twelve (12) months prior to his/her Normal Specified Distribution Date, and

(ii) he/she makes a corresponding Subsequent Election with respect to any Supplemental Retirement Benefit he/she is entitled to under Part B of the Plan in such written notification.

C. A Part A Participant shall be allowed to make a Subsequent Election as to any Subsequent Election Distribution Date established for the payment of his/her Excess Retirement Benefit if:

(i) he/she delivers a written notification of such Subsequent Election to the Committee, or its designee, in the form it prescribes, not less than twelve (12) months prior to such Subsequent Election Distribution Date, and

(ii) he/she makes a corresponding Subsequent Election with respect to any Supplemental Retirement Benefit he/she is entitled to under Part B of the Plan in such written notification.

D. Notwithstanding anything otherwise provided in the Plan or in any Election or Subsequent Election of a Part A Participant, any Subsequent Election made by a Part A Participant under the Plan shall result in a Subsequent Election Distribution Date of his/her Excess Retirement Benefit being established for it, and the first distribution and payment with respect to which such Subsequent Election is made being deferred to a Subsequent Election Distribution Date that is not less than five (5) years from the date such distribution and payment would otherwise have been made.

E. Except as otherwise expressly specified in the Plan, a distribution or payment shall be treated as made upon the date specified under the Plan if the payment is made at such date or a later date within the same taxable year of the Participant or, if later, by the 15th day of the third calendar month following the date specified under the Plan and the Participant is not permitted, directly or indirectly, to designate the taxable year of the payment. In addition, a distribution or payment shall be treated as made upon the date specified under the Plan and shall not be treated as an accelerated payment if the payment is made no earlier than thirty (30) days before the designated payment date and the Participant is not permitted, directly or indirectly, to designate the taxable year of the payment. For purposes of this paragraph, if the date specified is only a designated taxable year of the Participant, or a period of time during such a taxable year, the date specified under the Plan is treated as the first day of such taxable year or the first day of the period of time during such taxable year, as applicable. If calculation of the amount of the distribution or payment is not administratively practicable due to events beyond the control of the Participant (or Participant’s beneficiary), the distribution or payment will be treated as made upon the date specified under the Plan if the distribution or payment is made during the first taxable year of the Participant in which the calculation of the amount of the distribution or payment is administratively practicable. For purposes of this section, the inability of a Corporation to calculate the amount or timing of a distribution or payment due to a failure of a Participant (or Participant’s beneficiary) to provide reasonably available information necessary to make such calculation does not constitute an event beyond the control of the Participant.

3.3 Specified Employee; Six (6) Month Required Delay in Payment. If a Part A Participant is a Specified Employee, his/her vested Excess Retirement Benefit shall not commence being paid until after the end of the Specified Employee Required Deferral Period.

In the case of any Participant who is a Specified Employee as of the date of a Separation from Service, distribution and payments of any Deferred Compensation may not be made before the date that is six (6) months after the date of Separation from Service (or, if earlier than the end of the six-month period, the date of death of the Specified Employee). For this purpose, a Participant who is not a Specified Employee as of the date of a Separation from Service will not be treated as subject to this requirement even if the Participant would have become a Specified Employee if the Participant had continued to provide services through the next Specified Employee Effective Date; and a Participant who is treated as a Specified Employee as of the date of a Separation from Service will be subject to this requirement even if the Participant would not have been treated as a Specified Employee after the next Specified Employee Effective Date had the Specified Employee continued in employment with the Corporation through the next Specified Employee Effective Date. The required delay in payment is met if payments to which a Specified Employee would otherwise be entitled during the first six (6) months following the date of Separation from Service are accumulated and paid on the first day of the seventh month following the date of Separation from Service, or if each payment to which a Specified Employee is otherwise entitled upon a Separation from Service is delayed by six (6) months. The Committee shall have and retain discretion to choose which method will be implemented, provided that no direct or indirect election as to the method may be provided to the Participant. For an affected Specified Employee, a date upon which the Committee or the Corporation designates that the payment will be made after the six-month delay is treated as a fixed payment date for purposes of the other requirements of the Plan once the Separation from Service has occurred.

In such a case, the Part A Participant shall, to the extent permissible under Code Section 409A, receive a Specified Employee Catch-Up Payment at the end of the Specified Employee Required Deferral Period and thereafter receive vested Excess Retirement Benefit monthly payments in accordance with the Plan. If such a Specified Employee Catch-Up Payment is not permissible under Code Section 409A, the Excess Retirement Benefit shall be paid and distributed to the Specified Employee in accordance with the requirements of Code Section 409A and the regulations thereunder, and the time and form of payment elected shall not otherwise be changed or accelerated.

3.4 Vesting of Excess Retirement Benefit. A Part A Participant’s Excess Retirement Benefit shall unconditionally vest in such Participant and become nonforfeitable upon such Part A Participant’s completion of five (5) Years of Service; provided, that the Excess Retirement Benefit shall not be vested and nonforfeitable upon Retirement if the Part A Participant has not completed five (5) Years of Service.

3.5 Form of Payment.

A. The vested Excess Retirement Benefit shall be paid to a Part A Participant in the form of payment elected by the Part A Participant, subject to the provisions of paragraph B. of this Section 3.5, below, as to a Part A Participant who is Married on or after his/her Initial Participation Date as a Part A Participant in the Plan.

B. The vested Excess Retirement Benefit shall be paid to a Part A Participant who is Married on or after his/her Initial Participation Date as a Part A Participant in the Plan in the form of a 50% qualified joint and survivor annuity (as defined in the Retirement Plan), unless such Part A Participant in writing elects a different form of payment of his/her vested Excess Retirement Benefit which election is delivered to the Committee or its designee, and such Part A Participant’s Spouse consents in writing to such election of a different form of payment, and the Spouse’s consent acknowledges the effect of such election and is witnessed by a Plan representative or notary public, or it is established to the satisfaction of the Committee that the Spouse consent as herein required may not be obtained because there is not a Spouse, because the Spouse cannot be located, or because of a similar circumstances recognized by the Committee in its sole discretion.

C. A Part A Participant who is not Married may elect a form of payment of his/her vested Excess Retirement Benefit and designate a Beneficiary, and change his/her designation of a Beneficiary, without requiring consent by any other person, irrespective of another person having any other particular relationship to the Part A Participant (including a Domestic Partner relationship), or another person previously having been designated as a Beneficiary by the Part A Participant, subject, however, to the authority, powers and discretion of the Committee provided for under the Plan.

D. The forms of payment of the vested Excess Retirement Benefit under the Plan which may be elected by and paid to a Part A Participant shall be the same forms of payment and benefit as are provided for a vested retirement benefit of a Group C Participant under the Retirement Plan.

E. Subject to the foregoing provisions of this Section 3.5, the forms of payment of a vested Excess Retirement Benefit to a Part A Participant and another individual as a survivor beneficiary, including a Spouse, Domestic Partner, child or other individual, shall be payable to the Part A Participant and the survivor beneficiary who is designated in writing as the survivor beneficiary by the Part A Participant in a written instrument signed by the Part A Participant and delivered to the Committee or its designee in accordance with procedures prescribed by the Committee.

F. In the event a Part A Participant does not effectively make an election of the form of payment of a vested Excess Retirement Benefit or does not effectively designate a survivor beneficiary, if applicable, such vested Excess Retirement Benefit shall be paid in the same form of payment and benefit and to the Part A Participant and to his/her beneficiary as applicable under the Retirement Plan with respect to the Retirement Plan benefit of the Part A Participant. Provided, the time of payment of the Excess Retirement Benefit to a Part A Participant shall be determined pursuant to the terms of this Plan and not pursuant to or under the Retirement Plan.

G. A Part A Participant shall be allowed to change the form of payment of an Excess Retirement Benefit that is initially elected and designated, or any permissible form previously elected by the Part A Participant hereunder, to the extent provided in this Section 3.5. Any such change in the form of payment pursuant to this Section 3.5 shall be allowed only if (1) it is made in writing by the Participant in an instrument prescribed by the Committee prior to the first payment and distribution of an Excess Retirement Benefit, (2) the Committee determines that the previously elected form of payment and the changed form of payment are actuarially equivalent applying reasonable actuarial methods and assumptions, and (3) the Part A Participant complies with such other requirements as the Committee may prescribe.

H. A change in form of payment of an Excess Retirement Benefit shall not change, delay or accelerate the scheduled date for the first annuity payment of an Excess Retirement Benefit under the Plan.

I. Each change in form of payment of an Excess Retirement Benefit pursuant to the foregoing provisions shall be deemed to make a similar change in the form of payment with respect to any Supplemental Retirement Benefit payable to the Participant under the Plan.

J. If the present value of Excess Retirement Benefit payable in an annuity form of payment under the Plan is less than $25,000 determined on an actuarially equivalent basis the Committee shall require that the Excess Retirement Benefit be paid in a single lump sum payment to the Part A Participant, but only if such payment is authorized and allowed to be made under Code section 409A and Treasury Regulations.

3.6 Disability. If a Part A Participant shall become Disabled prior to Retirement and such total disability continues for more than six (6) months, such Participant shall be entitled to receive an Excess Retirement Benefit. The vested Excess Retirement Benefit of such Part A Participant shall be distributed on the first day of the month next following the time he/she becomes Disabled if he/she has attained age fifty (50) at the time he/she becomes Disabled. The vested Excess Retirement Benefit of such Part A Participant shall be distributed on the first day of the month next following such Part A Participant attaining the age of fifty (50) if he/she becomes Disabled prior to attaining that age. The vested Excess Retirement Benefit shall be paid in the form of payment elected by the Part A Participant in accordance with Section 3.5 (subject to the provisions of paragraph B. and J. of section 3.5). A Part A Participant shall be entitled to make a Subsequent Election with respect to the distribution of a vested Excess Retirement Benefit in accordance with and subject to the provisions of Section 3.2, above.

3.7 Death. In event of the death of a Part A Participant prior to commencing payment of his/her Excess Retirement Benefit under this Plan, an amount equal to fifty-five percent (55%) of the vested Excess Retirement Benefit of such Part A Participant shall be paid and distributed to the Beneficiary of such Part A Participant under Article IV of this Part A of the Plan, below, in the form of an annuity for the life of the Beneficiary, payable in monthly payments, commencing on the first day of the month next following the date of death of such Part A Participant.

3.8 Nonqualified Deferred Compensation Plan Requirements. Notwithstanding anything to the contrary expressed or implied herein, the deferral of all compensation under this Plan shall be subject to the requirements set forth in Article XI, Section 11.1 of Part C of the Plan.

ARTICLE IV.

BENEFICIARY

The Beneficiary of a Part A Participant’s Excess Retirement Benefit shall be the person or persons who is or are the beneficiary or beneficiaries entitled to receive the vested Excess Retirement Benefit of the Part A Participant pursuant to the designation of the form of payment thereof and such Beneficiary made by the Part A Participant pursuant to the Plan.

ARTICLE V.

LEAVE OF ABSENCE

If a Part A Participant is authorized by the Company for any reason, including military, medical, or other, to take a leave of absence from employment, such Part A Participant’s participation in Part A of the Plan shall remain in effect.

ARTICLE VI.

ADMINISTRATION OF PART A OF THE PLAN

Except as otherwise expressly provided herein, this Part A of the Plan shall be administered pursuant to the provisions of Part C of the Plan.

PART B. SUPPLEMENTAL RETIREMENT BENEFITS

ARTICLE I.

PURPOSE AND SCOPE OF PART B

1.1 Part B, Supplemental Retirement Benefits. The provisions of Part B of the Plan shall establish and provide supplemental retirement benefits to Part B Participants.

1.2 Separate Benefits. The Supplemental Retirement Benefits provided to participants under Part B of the Plan are separate and independent from Excess Retirement Benefits provided under Part A of the Plan.

1.3 Deferral of Compensation. The Supplemental Retirement Benefits provided to Participants under Part B of the Plan shall be considered and treated as deferral of compensation to the extent and in the manner provided for in Section 409A of the Code and Treasury Regulations thereunder.

ARTICLE II.

2.1 Eligibility. No person other than a Part B Participant who is an Officer shall participate in Part B of the Plan. In no event shall any employee of the ONEOK Group be eligible to participate in the Plan.

2.2 Scope of Part B Participation. A Part B Participant shall not be entitled to participate in Part A of the Plan or to receive benefits thereunder unless the Part B Participant is also a Part A Participant.

2.3 Election to Defer Compensation.

A. Except as provided in Section 2.3.B., of this Article, the Company, pursuant to the Plan, elects, determines and provides for the time and form of payment of a Supplemental Retirement Benefit to any Part B Participant. The time and form of payment of a Supplemental Retirement Benefit is stated and provided in Article III of this Part B of the Plan.

B. All Elections made by a Part B Participant under the ONEOK 2005 SERP shall apply to the same effect under this Plan as if made under the terms of this Plan. Any Election of the time and form of payment of a Supplemental Retirement Benefit of a Part B Participant shall apply with respect to all compensation deferred under the Plan for the Part B Participant.

C. A Part B Participant shall be allowed to change the form of an annuity benefit to the extent provided in Section 3.5 of Article III of this Part B of the Plan. A Part B Participant shall be allowed to make a Subsequent Election as to time of payment of a Supplemental Retirement Benefit as provided in Section 3.2 of Article III of this Part B of the Plan.

ARTICLE III.

SUPPLEMENTAL RETIREMENT BENEFIT

3.1 Supplemental Retirement Benefit.

A. The Company shall pay a monthly Supplemental Retirement Benefit to each Part B Participant which shall be an amount calculated as follows:

(1) Calculate a single (straight) life annuity payable at age sixty-five (65) equal to the product of the Part B Participant’s Final Average Earnings, multiplied by the Part B Participant’s Benefit Factor Percentage at his/her Retirement under the Table in Section 3.1.D. of this Article III, below, and then multiplied by the Part B Participant’s Service Factor Percentage at his/her Retirement under the Table in Section 3.1.E. of this Article III, below;

(2) Apply early commencement of payment provisions based upon the age of the Part B Participant when Supplemental Retirement Benefit payments to the Part B Participant commence pursuant to Section 3.1.F. of this Article III, below;

(3) Apply the factors for the form of payment that has been elected by the Part B Participant in accordance with the terms and provisions of this Plan as an actuarial equivalent of a single (straight) life annuity, if such elected form of payment is other than a single (straight) life annuity, in accordance with the Plan and reasonable actuarial assumptions and methods, as determined by the Committee; and

(4) Deduct the Retirement Plan Benefit pursuant to Section 3.1.G. of this Article III, below, and the Excess Retirement Benefit pursuant to Section 3.1.H. of this Article III, below, calculated at the same time and the form of the Supplemental Retirement Benefit elected under this Plan, irrespective of the time and form of payment of the Retirement Plan Benefit elected by the Participant for the Retirement Plan.

B. The Supplemental Retirement Benefit shall be calculated for the time of the commencement of payment of it to the Part B Participant (hereinafter referred to as the “Supplemental Retirement Benefit Commencement Date”) pursuant to the terms and provisions of this Plan governing the time and form of payment thereof, irrespective of whether or not a corresponding Retirement Plan Benefit is then being paid or is to commence payment to such Part B Participant at that time, and irrespective of the time and form of payment of the Retirement Plan Benefit that has been elected, is being paid or may be paid to the Part B Participant.

C. The Committee shall be authorized to take such other actions and apply procedures that it determines, in its discretion, to calculate, determine and commence the payment of a Supplemental Retirement Benefit to a Part B Participant at the Supplemental Retirement Benefit Commencement Date.

D. Benefit Factor Percentage. A Part B Participant’s Benefit Factor Percentage shall be based upon his/her age at his/her Retirement, as follows:

Retirement Age	Benefit Factor Percentage
50 & under	50%
51	51%
52	52%
53	53%
54	54%
55	55%
56	56%
57	57%
58	58%
59	58.5%
60	59%
61	59.5%
62	60%
63	60%
64	60%
65 & over	60%

E. Service Factor Percentage. A Part B Participant’s Service Factor Percentage shall be based upon his/her completed Years of Service at his/her Retirement, as follows:

Years of Service	Service Factor Percentage
1	5%
2	10%
3	15%
4	20%
5	25%
6	30%
7	35%
8	40%
9	45%
10	50%
11	55%
12	60%
13	65%
14	70%
15	75%
16	80%
17	85%
18	90%
19	95%
20 & over	100%

F. Adjustment of Retirement Benefit Payments; Early Commencement. The amount of a Part B Participant’s Supplemental Retirement Benefit payments will be reduced by reason of early commencement of payment thereof, based on the following table depending upon the Part B Participant’s age when Supplemental Retirement Benefit payments to the Part B Participant commence:

Part B Participant Age At Commencement	Early Commencement Reduced Payout Percentage Factor
Under 50	0
50	50%
51	55%
52	60%
53	65%
54	70%
55	75%
56	80%
57	85%
58	90%
59	95%
60	97%
61	99%
62 & over	100%

G. Retirement Plan Benefit Offset. The Supplemental Retirement Benefit of a Part B Participant shall be offset and reduced by an amount equal to the Retirement Plan Benefit payable to such Part B Participant to be calculated in the same form of payment and as if it is to be paid at the time payment of the Supplemental Retirement Benefit is calculated and made under this Plan.

H. Excess Retirement Benefit Offset. If a Part B Participant is also a Part A Participant under the Plan and entitled to receive an Excess Retirement Benefit under Part A of the Plan, the Supplemental Retirement Benefit of such Part B Participant shall be offset and reduced by an amount equal to such Excess Retirement Benefit payable to such Part B Participant pursuant to Part A of the Plan.

3.2 Payment of Supplemental Retirement Benefit.

A. Subject to the requirements of Section 3.3 below (six-month required delay of payment for a Specified Employee), a vested Supplemental Retirement Benefit shall be paid to a Part B Participant entitled thereto or his/her Beneficiary, commencing on his/her Normal Specified Distribution Date.

B. A Part B Participant shall be allowed to make a Subsequent Election to change the time of distribution and payment of his/her Supplemental Retirement Benefit from his/her Normal Specified Distribution Date to a Subsequent Election Distribution Date resulting from such election, if:

(i) he/she delivers a written notification of such Subsequent Election to the Committee, or its designee, in the form it prescribes, not less than twelve (12) months prior to his/her Normal Specified Distribution Date, and

(ii) he/she makes a corresponding Subsequent Election with respect to any Excess Retirement Benefit he/she is entitled to under Part A of the Plan in such written notification.

C. A Part B Participant shall be allowed to make a Subsequent Election as to any Subsequent Election Distribution Date established for payment of his/her Supplemental Retirement Benefit if:.

(i) he/she delivers a written notification of such Subsequent Election to the Committee, or its designee, in the form it prescribes, not less than twelve (12) months prior to such Subsequent Election Distribution Date, and

(ii) he/she makes a corresponding Subsequent Election with respect to any Excess Retirement Benefit he/she is entitled to under Part A of the Plan in such written notification.

D. Notwithstanding anything to the contrary otherwise provided in the Plan or in any Election or Subsequent Election of a Part B Participant, any Subsequent Election made under the Plan shall result in a Subsequent Election Distribution Date of his/her Supplemental Retirement Benefit being established for it, and the first distribution and payment with respect to which such Subsequent Election is made being deferred to a Subsequent Election Distribution Date that is for not less than five (5) years from the date such distribution and payment would otherwise have been made.

E. Except as otherwise expressly specified in the Plan, a distribution or payment shall be treated as made upon the date specified under the Plan if the payment is made at such date or a later date within the same taxable year of the Participant or, if later, by the 15th day of the third calendar month following the date specified under the Plan and the Participant is not permitted, directly or indirectly, to designate the taxable year of the payment. In addition, a distribution or payment shall be treated as made upon the date specified under the Plan and shall not be treated as an accelerated payment if the payment is made no earlier than thirty (30) days before the designated payment date and the Participant is not permitted, directly or indirectly to designate the taxable year of the payment. For purposes of this paragraph, if the date specified is only a designated taxable year of the Participant, or a period of time during such a taxable year, the date specified under the Plan is treated as the first day of such taxable year or the first day of the period of time during such taxable year, as applicable. If calculation of the amount of the distribution or payment is not administratively practicable due to events beyond the control of the Participant (or Participant’s beneficiary), the distribution or payment will be treated as made upon the date specified under the Plan if the distribution or payment is made during the first taxable year of the Participant in which the calculation of the amount of the distribution or payment is administratively practicable. For purposes of this section, the inability of a Corporation to calculate the amount or timing of a distribution or payment due to a failure of a Participant (or Participant’s beneficiary) to provide reasonably available information necessary to make such calculation does not constitute an event beyond the control of the Participant.

3.3 Specified Employee; Six (6) Month Required Delay in Payment. If a Part B Participant is a Specified Employee his/her Supplemental Retirement Benefit shall not commence being paid until after the end of the Specified Employee Required Deferral Period.

In the case of any Participant who is a Specified Employee as of the date of a Separation from Service, distribution and payments of any Deferred Compensation may not be made before the date that is six (6) months after the date of Separation from Service (or, if earlier than the end of the six-month period, the date of death of the Specified Employee). For this purpose, a Participant who is not a Specified Employee as of the date of a Separation from Service will not be treated as subject to this requirement even if the Participant would have become a Specified Employee if the Participant had continued to provide services through the next Specified Employee Effective Date; and a Participant who is treated as a Specified Employee as of the date of a Separation from Service will be subject to this requirement even if the Participant would not have been treated as a Specified Employee after the next Specified Employee Effective Date had the Specified Employee continued in employment with the Corporation through the next Specified Employee Effective Date. The required delay in payment is met if payments to which a Specified Employee would otherwise be entitled during the first six (6) months following the date of Separation from Service are accumulated and paid on the first day of the seventh month following the date of Separation from Service, or if each payment to which a Specified Employee is otherwise entitled upon a Separation from Service is delayed by six (6) months. The Committee shall have and retain discretion to choose which method will be implemented, provided that no direct or indirect election as to the method may be provided to the Participant. For an affected Specified Employee, a date upon which the Committee or the Corporation designates that the payment will be made after the six-month delay is treated as a fixed payment date for purposes of the other requirements of the Plan once the Separation from Service has occurred.

In such a case the Part B Participant shall, to the extent permissible under Code Section 409A, receive a Specified Employee Catch-Up Payment at the end of the Specified Employee Required Deferral Period and thereafter receive vested Supplemental Retirement Benefit monthly payments in accordance with the Plan. If such a Specified Employee Catch-Up Payment is not permissible under Code Section 409A, the Supplemental Retirement Benefit shall be paid and distributed to the Specified Employee in accordance with the requirements of Code Section 409A and the regulations thereunder, and the time and form of payment elected shall not otherwise be changed or accelerated.

3.4 Vesting of Supplemental Retirement Benefit. Subject to Sections 3.5 and 3.6 of this Article III, below, a Part B Participant’s Supplemental Retirement Benefit shall unconditionally vest in such Part B Participant and become nonforfeitable upon the Part B Participant’s completion of five (5) Years of Service; provided that the Supplemental Retirement Benefit shall not vest in a Part B Participant at the time of, or by reason of his/her Retirement or under any other circumstance if he/she has not completed five (5) Years of Service.

3.5 Form of Payment.

A. The vested Supplemental Retirement Benefit shall be paid to a Part B Participant in the form of payment elected by the Part B Participant, subject to the provisions of paragraph B. of this Section 3.5, below, as to a Part B Participant who is Married on or after his/her Initial Participation Date as a Part B Participant in the Plan.

B. The vested Supplemental Retirement Benefit shall be paid to a Part B Participant who is Married on or after his/her Initial Participation Date as a Part B Participant in the Plan in the form of a 50% qualified joint and survivor annuity (as defined in the Retirement Plan), unless such Part B Participant in writing elects a different form of payment of his/her vested Supplemental Retirement Benefit which election is delivered to the Committee or its designee, and such Part B Participant’s Spouse consents in writing to such election of a different form of payment, and the Spouse’s consent acknowledges the effect of such election and is witnessed by a Plan representative or notary public, or it is established to the satisfaction of the Committee that the Spouse consent as herein required may not be obtained because there is not a Spouse, because the Spouse cannot be located, or because of a similar circumstances recognized by the Committee in its sole discretion.

C. A Part B Participant who is not Married may elect a form of payment of his/her vested Supplemental Retirement Benefit and designate a Beneficiary, and change his/her designation of a Beneficiary, without requiring consent by any other person, irrespective of another person having any other particular relationship to the Part B Participant (including a Domestic Partner relationship), or another person previously having been designated as a Beneficiary by the Part B Participant, subject, however, to the authority, powers and discretion of the Committee provided for under the Plan.

D. The forms of payment of the vested Supplemental Retirement Benefit under the Plan which may be elected by and paid to a Part B Participant shall be the same forms of payment and benefit as are provided for a vested retirement benefit of a Group C Participant under the Retirement Plan.

E. Subject to the foregoing provisions of this Section 3.5, the forms of payment of a vested Supplemental Retirement Benefit to a Part B Participant and another individual as a survivor beneficiary, including a Spouse, Domestic Partner, child or other individual, shall be payable to the Part B Participant and the survivor beneficiary who is designated in writing as the survivor beneficiary by the Part B Participant in a written instrument signed by the Part B Participant and delivered to the Committee or its designee in accordance with procedures prescribed by the Committee.

F. In the event a Part B Participant does not effectively make an election of the form of payment of a vested Supplemental Retirement Benefit or does not effectively designate a survivor beneficiary, if applicable, such vested Supplemental Retirement Benefit shall be paid in the same form of payment and benefit and to the Part B Participant and to his/her beneficiary as applicable under the Retirement Plan with respect to the Retirement Plan benefit of the Part B Participant. Provided, the time of payment of the Supplemental Retirement Benefit to a Part B Participant shall be determined pursuant to the terms of this Plan and not pursuant to or under the Retirement Plan.

G. A Part B Participant shall be allowed to change the form of payment of a Supplemental Retirement Benefit that is initially elected and designated, or any permissible form previously elected by the Part B Participant hereunder, to the extent provided in this Section 3.5. Any such change in the form of payment pursuant to this Section 3.5 shall be allowed only if (1) it is made in writing by the Part B Participant in an instrument prescribed by the Committee prior to the first payment and distribution of a Supplemental Retirement Benefit, (2) the Committee determines that the previously elected form of payment and the changed form of payment are actuarially equivalent applying reasonable actuarial methods and assumptions, and (3) the Part B Participant complies with such other requirements as the Committee may prescribe.

H. A change in form of payment pursuant to the foregoing provisions shall not change, delay or accelerate the scheduled date for the first annuity payment of a Supplemental Retirement Benefit under the Plan.

I. Each change in form of payment of a Supplemental Retirement Benefit pursuant to the foregoing provisions shall be deemed to make a similar change in form of payment with respect to any Excess Retirement Benefit payable to the Participant under the Plan.

J. If the present value of Supplemental Retirement Benefit payable in an annuity form of payment under the Plan is less than $25,000 determined on an actuarially equivalent basis the Committee shall require that the Supplemental Retirement Benefit be paid in a single lump sum payment to the Part B Participant, but only if such payment is authorized and allowed to be made under Code section 409A and Treasury Regulations.

3.6 Disability. If a Part B Participant becomes Disabled prior to his/her Separation from Service, the vested Supplemental Retirement Benefit of such Part B Participant shall be distributed on the first day of the month next following the time he/she becomes Disabled if he/she has attained age fifty (50) at the time he/she becomes Disabled. The vested Supplemental Retirement Benefit of such Part B Participant shall be distributed on the first day of the month next following such Part B Participant attaining the age of fifty (50) if he/she becomes Disabled prior to attaining that age. The vested Supplemental Retirement Benefit shall be paid in the form of payment elected by the Part B Participant in accordance with Section 3.5 (subject to the provisions of Section B. and J. of section 3.5). A Part B Participant shall be entitled to make a Subsequent Election with respect to the distribution of a vested Supplemental Retirement Benefit in accordance with and subject to the provisions of Section 3.2, above.

3.7 Death. In the event of the death of a Part B Participant prior to commencing payment of his/her Supplemental Retirement Benefit an amount equal to fifty-five percent (55%) of the vested Supplemental Retirement Benefit shall be paid and distributed to the Beneficiary of such Part B Participant under Article IV of this Part B of the Plan, below, in the form of an annuity for the life of the Beneficiary, payable in monthly payments, commencing on the first day of the month next following the date of death of such Part B Participant.

3.8 Nonqualified Deferred Compensation Plan Requirements. Notwithstanding anything to the contrary expressed or implied herein, the deferral of all compensation under this Plan shall be subject to the requirements set forth in Article XI, Section 11.1 of Part C of the Plan.

ARTICLE IV.

BENEFICIARY

The Beneficiary of a Part B Participant’s Supplemental Retirement Benefit shall be the person or persons who is or are the beneficiary or beneficiaries entitled to receive the vested Supplemental Retirement Benefit of the Part B Participant pursuant to the designation of the form of payment and of such Beneficiary made by the Part B Participant pursuant to the Plan.

ARTICLE V.

SUPPLEMENTAL RETIREMENT BENEFIT ADJUSTMENTS

The Committee shall be authorized to make and apply special adjustments in determining the amount of a Part B Participant’s Supplemental Retirement Benefit. Such adjustments may be made from time to time by the Committee for any Part B Participant, and may include, without limitation, the granting or deemed accrual of additional Years of Service, the waiver of an offset of retirement benefits provided by a prior employer, or such other adjustments as the Committee determines, in its sole discretion; provided, however, that no such adjustment shall be effective until it is made and expressly acknowledged in writing by the Committee.

ARTICLE VI.

LEAVE OF ABSENCE

If a Part B Participant is authorized by the Company for any reason, including military, medical, or other, to take a leave of absence from employment, such Part B Participant’s Plan Agreement shall remain in effect.

ARTICLE VII.

ADMINISTRATION OF PART B OF THE PLAN

Except as otherwise expressly provided herein, this Part B of the Plan shall be administered pursuant to the provisions of Part C of the Plan.

PART C.

PLAN ADMINISTRATION AND MISCELLANEOUS PROVISIONS

ARTICLE I.

PURPOSE AND SCOPE OF PART C

The purpose of Part C of the Plan is to establish and provide certain provisions governing the administration, and interpretation and application of all the provisions of the Plan. Unless otherwise expressly indicated, the terms and provisions of Part C of the Plan shall be applicable to Part A, Part B and Part C of the Plan.

ARTICLE II.

DEFINITIONS AND CONSTRUCTION

2.1 Definitions. For purposes of Parts A, B and C of the Plan, the following phrases or terms shall have the indicated meanings unless otherwise clearly apparent from the context:

“Base Cash Compensation” shall mean the regular monthly salary paid to a Participant by the Company before any deductions or exclusions for taxes or other purposes, and excluding any vehicle allowance, incentives, commissions and any other special pay.

“Beneficiary” shall mean the individual or individuals designated as entitled to survivor benefits as a beneficiary of a Participant in accordance with the Plan.

“Board of Directors” shall mean the Board of Directors of ONE Gas, Inc., unless otherwise indicated or the context otherwise requires.

“Change in Ownership or Control” shall mean (i) prior to the effective date of the Separation, a change in the ownership or effective control of ONEOK or in the ownership of a substantial portion of ONEOK’s assets within the meaning of Code Section 409A and the Treasury Regulations thereunder; and (ii) on or after the effective date of the Separation, a change in the ownership or effective control of ONE Gas or in the ownership of a substantial portion of ONE Gas’s assets within the meaning of Code Section 409A and the Treasury Regulations thereunder. For avoidance of doubt, the Separation will not constitute a Change in Ownership or Control for purposes of the Plan.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Executive Compensation Committee of the Board of Directors or such other Committee appointed to manage and administer the Plan and individual Plan Agreements in accordance with the provisions of Article III of this Part C of the Plan.

“Company” shall mean ONE Gas, Inc., an Oklahoma corporation, or any division or subsidiary thereof.

“Compensation” shall mean the Base and Short-Term Incentive Cash Compensation from the Company paid to or deferred by a Participant during a calendar year.

“Declaration of Domestic Partnership” shall mean a written declaration, certificate, affidavit or other instrument prescribed by the Committee that is signed by a Participant and/or a Domestic Partner to describe and confirm a Participant’s domestic partner relationship with the Domestic Partner.

“Deferred Compensation” shall mean any Excess Retirement Benefit or Supplemental Retirement Benefit to be paid to a Participant pursuant to the Plan.

“Disabled” shall mean that a Participant is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering Employees of the Company.

“Domestic Partner” shall mean an individual other than a Participant with whom the Participant has a domestic partner relationship which meets the following requirements:

A.	A relationship between partners of the same or opposite sex who:

1. Are registered with state or local government as domestic partners (as applicable by state), or have jointly signed a written Declaration of Domestic Partnership as provided for herein, or have a marriage license for persons who reside in states that recognize civil unions;

2. Are in a committed relationship and are not married to or legally separated from any other individual under either statutory or common law;

3. Are financially interdependent and have furnished proof of joint ownership and have furnished documents to include two (2) of the conditions of joint ownership; and

B.	Conditions of a Declaration of Domestic Partnership are the following:

1. The individual who signs the Declaration of Domestic Partnership with the Participant must be an adult individual with whom a Participant declares he/she has chosen to share one another’s lives in an intimate and committed relationship of mutual caring, the establishment of which domestic partnership is confirmed when both persons sign and deliver a Declaration of Domestic Partnership to the Committee, or its designee, in the form prescribed by it, and at the time of delivery (a) neither person is married to someone else or is a member of another domestic partnership with someone else that has not been terminated, dissolved, or adjudged a nullity, (b) the two (2) persons are not related by blood in a way that would prevent them from being married to each other in the state of their residence, (c) both persons are at least eighteen (18) years of age, (d) either (i) both persons are members of the same sex, or (ii) the two (2) persons are members of the opposite sex, and (e) both persons are capable of consenting to the domestic partnership.

2. The Participant and the other individual furnish satisfactory proof of at least two (2) of the following:

a.	Joint checking, bank, or investment account.

b.	Joint credit account, mortgage or lease for residence identifying both partners as tenants.

c.	Joint ownership of an automobile or home.

d.	A Will or revocable living trust and/or life insurance policy which designates the other as a primary beneficiary.

e.	Beneficiary Designation form for a retirement plan which designates the other as primary beneficiary.

“Effective Date” shall mean the effective date of the Plan, January 1, 2014.

“Election” shall mean the Election of a Participant or by the Company to defer payment and distribution of Deferred Compensation to a Participant made pursuant to the terms and provisions of the ONEOK 2005 SERP, that shall include the Participant’s Election of the time of payment and the Company’s Election of the form of payment.

“Employee” shall mean any person who is in the regular full-time employment of the Company or is on authorized leave of absence therefrom, as determined by the personnel rules and practices of the Company. The term does not include persons who are retained by the Company solely as consultants or under contract.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Excess Retirement Benefit” shall mean an amount equal to the difference between (i) the Retirement Plan Benefit to which the Part A Participant would be entitled under the Retirement Plan if such Retirement Plan Benefit was computed without the restrictions or limitations imposed by Sections 401(a)(17) and 415(b) of the Code as now or hereafter in effect, less (ii) the amount of Retirement Plan Benefit payable to the Part A Participant under the Retirement Plan.

“Final Average Earnings” shall mean the average of the highest thirty-six (36) consecutive months Compensation during the last sixty (60) month period of an Employee’s employment with the Company.

“Fixed Schedule” shall mean the distribution or payment of compensation deferred under the Plan in a fixed schedule of distributions or payments in accordance with the Participant’s Election.

“Former ONE Gas Employee” means any individual (or any beneficiary, dependent, or alternate payee of such individual, as the context requires) whose employment with any member of the ONEOK Group was terminated prior to January 1, 2014, if such individual was allocated in connection with the Separation to any member of the ONE Gas Group as of January 1, 2014 by ONEOK in its sole discretion.

“Initial Participation Date” shall mean the date an Employee first became a Part A Participant and/or Part B Participant in the ONEOK 2005 SERP.

“Married” (or “Marriage”) shall mean a legal union between Spouses.

“Normal Specified Distribution Date” shall mean as to a Part A Participant or Part B Participant, the first day of the calendar month next following or coincident with the later of the date the Participant has elected in his/her Election the Specified Time of payment and distribution of compensation deferred under the Plan which shall be either (1) the later of (a) a Specified Date, or (b) the date such Part A Participant (i) attains age fifty (50), (ii) completes five (5) years of service with the Company, and (iii) has a Separation from Service with the Company; or (2) the date such Part A Participant (a) attains age fifty (50), (b) completes five (5) years of service with the Company, and (c) has a Separation from Service with the Company.

“Officer” shall mean a person who is an elected officer of the Company.

“ONE Gas” shall mean ONE Gas, Inc., an Oklahoma corporation, or any division or subsidiary thereof.

“ONE Gas Employee” means an active employee or an employee on vacation or on approved leave of absence (including sick leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, and leave under the Family Medical Leave Act, as amended), in either case, of any member of the ONE Gas Group on or after January 1, 2014, and shall include any beneficiary, dependent, or alternate payee of such employee, as the context requires.

“ONE Gas Group” means ONE Gas and each subsidiary of ONE Gas as of January 1, 2014 and any ONE Gas subsidiary that is established or acquired after January 1, 2014.

“ONE Gas Pre-2005 SERP” shall mean the separate ONE Gas, Inc. Supplemental Executive Retirement Plan, which ONE Gas established effective January 1, 2014 to receive liabilities transferred from the ONEOK Frozen SERP in connection with the Separation.

“ONEOK” shall mean ONEOK, Inc., an Oklahoma corporation.

“ONEOK 2005 SERP” shall mean the ONEOK, Inc. 2005 Supplemental Executive Retirement Plan.

“ONEOK Frozen SERP” shall mean the ONEOK, Inc. Supplemental Executive Retirement Plan, which was frozen pursuant to the terms thereof effective December 31, 2004.

“ONEOK Group” means (i) prior to January 1, 2014, ONEOK and any of its direct or indirect subsidiaries, and (ii) on and after January 1, 2014, ONEOK and its subsidiaries as of January 1, 2014 (other than any member of the ONE Gas Group) and any ONEOK subsidiary (other than any member of the ONE Gas Group) that is established or acquired after January 1, 2014.

“Part A Participant” shall mean a ONE Gas Employee or Former ONE Gas Employee who was a Part A Participant in the ONEOK 2005 SERP immediately before January 1, 2014. Exhibit B sets forth the Part A Participants in the Plan as of the effective date of the Plan.

“Part B Participant” shall mean shall mean a ONE Gas Employee or Former ONE Gas Employee who is an Officer and was a Part B Participant in the ONEOK 2005 SERP immediately before January 1, 2014. Exhibit C sets forth the Part B Participants in the Plan as of the effective date of the Plan.

“Participant” shall mean a Part A Participant, Part B Participant or both Part A Participant and Part B Participant, as applicable.

“Performance-Based Compensation” shall mean Compensation that is conditioned upon or subject to meeting certain requirements similar to those under Code Section 162(m), as more particularly provided for in Treasury Regulations issued under Code Section 409A.

“Plan Agreement” shall mean a written agreement which was entered into by and between ONEOK and a Participant pursuant to the terms of the ONEOK 2005 SERP, which shall apply to the same effect under this Plan as if entered into by and between the Company and the Participant.

“Plan” shall mean this ONE Gas, Inc. Supplemental Executive Retirement Plan as embodied herein and as amended from time to time.

“Rabbi Trust” shall mean the trust created to hold assets which will be used to pay the benefits provided hereunder, as provided in Section 5.4 of Article V of this Part C of the Plan.

“Retirement” and “Retire” shall mean when Participant attains age fifty (50), completes five (5) years of service with the Company, and has a Separation from Service other than Separation from Service as a result of death of the Employee, irrespective of whether or not the Employee is considered to have retired under the Retirement Plan or for any other purpose at the time of his/her termination of employment.

“Retirement Plan” shall mean the ONE Gas, Inc. Retirement Plan.

“Retirement Plan Benefit” shall mean the benefit or benefits to which a Part A and/or Part B Participant is entitled under the Retirement Plan.

“Retirement Plan Benefit Commencement Date” means the date a Participant commences receiving payments of his/her Retirement Benefits under the Retirement Plan.

“Separation” means the separation of ONEOK’s local natural gas distribution business into an independent, publicly traded entity to be known as ONE Gas.

“Separation from Service” means (i) prior to the effective date of the Separation, the termination of a Participant’s employment within the meaning of Treasury Regulations section 1.409A-1(h) with all members of the ONEOK Group and all members of the ONE Gas Group; and (ii) on or after the effective date of the Separation, the termination of a Participant’s employment within the meaning of Treasury Regulations section 1.409A-1(h) with the Company and all members of the ONE Gas Group.

“Service” shall mean employment of a Participant by the Company as a regular full-time employee.

“Short-Term Incentive Cash Compensation” shall mean any payment by the Company under the ONE Gas, Inc. Annual Employee Incentive Plan or the ONE Gas, Inc. Annual Officer Incentive Plan.

“Specified Date” means a specific future date in a calendar year.

“Specified Employee” shall mean an Employee who, as of the date of the Employee’s Separation from Service, is a key employee of the Company if any stock of the Company is then publicly traded on an established securities market or otherwise; and for purposes of this definition, an Employee is a key employee if the Employee meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding section 416(i)(5)) at any time during the 12-month period ending on a Specified Employee Identification Date. If an Employee is a key employee as of a Specified Employee Identification Date, the Employee shall be treated as a key employee for purposes of the Plan for the entire 12-month period beginning on the Specified Employee Effective Date. For purposes of identifying a Specified Employee by applying the requirements of section 416(i)(1)(A)(i), (ii), and (iii), the definition of compensation under §1.415(c)-2(a) shall be used, applied as if the Company were not using any safe harbor provided in §1.415(c)-2(d), were not using any of the elective special timing rules provided in §1.415(c)-2(e), and were not using any of the elective special rules provided in §1.415(c)-2(g).

“Specified Employee Catch-Up Payment” shall mean a lump sum payment equal to all regularly scheduled Excess Retirement Benefit and/or Supplemental Retirement Benefit monthly payments to which a Part A Participant or Part B Participant is entitled to under the Plan but which are not paid on and after the commencement of payment of his/her Retirement Plan Benefit because of a Specified Employee Required Deferral Period.

“Specified Employee Effective Date” means the first day of the fourth month following the Specified Employee Identification Date.

“Specified Employee Identification Date” means December 31.

“Specified Employee Required Deferral Period” shall mean the deferral of payment and distribution of an Excess Retirement Benefit or a Supplemental Retirement Benefit with respect to a Part A Participant or Part B Participant, respectively, until a date which is six (6) months after the date of the Separation from Service of such Participant.

“Specified Time” shall mean a specified date at which Deferred Compensation deferred by or for a Participant pursuant to the Plan is required to be distributed or paid and which is specified at the time the Election of deferral of such Deferred Compensation.

“Spouse” shall mean a person recognized as a legal spouse for purposes of federal income tax laws.

“Subsequent Election” shall mean an irrevocable written election made by a Participant to change the time of distribution or payment of Deferred Compensation deferred under the Plan that is made at any time after the initial Election with respect to such Deferred Compensation, or after a prior Subsequent Election. Provided, that a change in a form of payment before a life annuity payment has been made under the Plan, from one type of life annuity to another type of life annuity with the same scheduled date of the first annuity payment shall not be considered as a change in the time and form of payment constituting a Subsequent Election if the annuities are actuarially equivalent, and such change is allowed as contemplated in Treasury Regulations §1.409A-2(b)(ii).

“Subsequent Election Distribution Date” shall mean with respect to a Part A Participant or Part B Participant, the first day of the calendar month next following or coincident with the first date on or after Subsequent Election Specified Time on which the Participant (i) has a Separation from Service with the Company, (ii) has attained age fifty (50), and (iii) has completed five (5) years of service with the Company.

“Subsequent Election Specified Time” shall mean a specified fixed date in a calendar year that must be specified in writing by the Participant in a Subsequent Election that is not less than five (5) years from the date payment would otherwise have been made to the Participant. The written specification of the then applicable Specified Time or Subsequent Election Specified Time shall in all cases specify and fix a Subsequent Election Specified Time that is not less than five (5) years from the then applicable Specified Time or Subsequent Election Specified Time, as the case may be, that has been elected and is in effect under the Plan.

“Supplemental Retirement Benefit” shall mean the supplemental retirement benefit to be paid to a Part B Participant pursuant to Article III and other applicable provisions of Part B of the Plan.

“Transferred Participant” shall mean a ONE Gas Employee or Former ONE Gas Employee who was a Part A Participant or a Part B Participant in the ONEOK 2005 SERP immediately before January 1, 2014.

“Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary circumstances arising as a result of events beyond the control of the Participant, and it is intended and directed with respect to any such Unforeseeable Emergency that any amounts distributed under the Plan by reason thereof shall not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship.

“Years of Service” shall include each full year, but not any portion of a year, during which the Participant has been employed by the Company or any division or subsidiary thereof.

2.2 Construction. The singular when used herein may include the plural unless the context clearly indicates to the contrary. The words “hereof”, “herein”, “hereunder”, and other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular provision or section. Whenever the words “Article” or “Section” are used in the Plan, or a cross reference to an “Article” or “Section” is made, the Article or Section referred to shall be an Article or Section of the same Part of the Plan unless otherwise specified.

2.3 Plan Purpose. The Plan is intended to be an unfunded deferred compensation, excess and supplemental retirement benefit plan established and maintained for a select group of management and highly compensated employees of the Company within the meaning of Sections 201(2) and (7), 301(a)(3), (9) and 401(a)(1) of ERISA, and the Company intends that any Participant or Beneficiary shall have the status of an unsecured creditor as to the Plan or any trust, fund or other arrangement established under or with respect to the Plan, and the Plan shall be construed, interpreted and administered in accordance with such intended purpose.

ARTICLE III.

COMMITTEE

3.1 Appointment of Committee. The general administration of the Plan, including all provisions of Part A and Part B of the Plan, and any Plan Agreements executed hereunder, as well as construction and interpretation thereof, shall be vested in the Committee, the number and members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. Any such member of the Committee may resign by notice in writing filed with the Board of Directors. Vacancies shall be filled promptly by the Board of Directors. The Committee may, at its discretion, delegate discretionary authority for day-to-day administration of the Plan to the Company’s Benefit Plan Administration Committee or its authorized representatives pursuant to a duly adopted resolution or a memorandum of action signed by all members of the Committee or approved via electronic transmission. All actions taken by the Company’s Benefit Plan Administration Committee or its authorized representative shall have the same legal effect and shall be entitled to the same deference as if taken by the Committee itself.

3.2 Committee Officials. The Board of Directors may designate one of the members of the Committee as Chairman and may appoint a secretary who need not be a member of the Committee. The secretary shall keep minutes of the Committee’s proceedings and all data, records, and documents relating to the Committee’s administration of the Plan and any Plan Agreements executed hereunder. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine. The Committee may authorize one or more of its members, or any other person as agent of the Committee to execute or deliver any instrument, make any payment on behalf of the Committee, or otherwise act for and on behalf of the Committee with respect to the Plan.

3.3 Committee Action. All resolutions or other actions taken by the Committee shall be by the vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting.

3.4 Committee Rules and Powers. Subject to the provisions of the Plan, the Committee may from time to time establish rules, forms, and procedures for the administration of the Plan, including Plan Agreements. Except as herein otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and any Plan Agreements, and to decide any and all matters arising thereunder or in connection with the administration of the Plan and any Plan Agreements, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person. The Committee shall have the exclusive right to determine if a Participant has become Disabled with respect to a Participant (consistent with the Plan’s definition of the term), such determinations to be made on the basis of such medical and/or other evidence that the Committee, in its sole and absolute discretion, may require. Such decisions, actions, and records of the Committee shall be conclusive and binding upon the Company, the Participants, and all persons having or claiming to have rights or interests in or under the Plan.

3.5 Reliance on Certificates, etc. The members of the Committee and the officers and Directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for the Company.

3.6 Liability of Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee, or for any act or omission on his part, excepting only his own willful misconduct. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of membership on the Committee, excepting only expenses and liabilities arising out of a Committee member’s own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought, or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled.

3.7 Determination of Benefits. In addition to the powers hereinabove specified, the Committee shall have the power to compute and certify, under the Plan and/or any Plan Agreement, the amount and kind of benefits from time to time payable to Participants and their Beneficiaries, and to authorize all disbursements for such purposes.

3.8 Information to Committee. To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death, or other cause for termination of employment, and such other pertinent facts as the Committee may require.

ARTICLE IV.

ADOPTION OF PLAN BY SUBSIDIARY,

AFFILIATED OR ASSOCIATED COMPANIES

Any corporation which is a subsidiary of the Company may, with the approval of the Board of Directors, adopt the Plan and thereby come within the definition of Company in Article I of Part C of the Plan.

ARTICLE V.

SOURCE OF BENEFITS

5.1 Benefits Payable. Excess Retirement Benefits and Supplemental Retirement Benefits payable hereunder shall be paid exclusively from the general assets of the Company or the Rabbi Trust to be established pursuant to Section 5.4 of this Article V; provided, that no person entitled to payment hereunder shall have any claim, right, security interest, or other interest in any fund, trust, account, insurance contract, or asset of the

Company which may be looked to for such payment. The Company’s liability for the payment of benefits hereunder shall be evidenced only by the Plan and each Plan Agreement entered into between the Company and a Participant.

5.2 Investments to Facilitate Payment of Benefits. Although the Company is not obligated to invest in any specific asset or fund, or purchase any insurance contract, in order to provide the means for the payment of any Excess Retirement Benefits and Supplemental Retirement Benefits under the Plan, the Company may elect to do so, and, in such event, no Participant shall have any interest whatever in such asset, fund, or insurance contract. In the event the Company elects to purchase or causes to be purchased insurance contracts on the life of a Participant as a means for making, offsetting, or contributing to any payment, in full or in part, which may become due and payable by the Company under the Plan or a Participant’s Plan Agreement, such Participant agrees to cooperate in the securing of life insurance on his/her life by furnishing such information as the Company and the insurance carrier may require, including the results and reports of previous Company and other insurance carrier physical examinations as may be requested, and taking any other action which may be requested by the Company and the insurance carrier to obtain such insurance coverage. If a Participant does not cooperate in the securing of such life insurance, the Company shall have no further obligation to such Participant under the Plan.

5.3 Ownership of Insurance Contracts. The Company shall be the sole owner of any insurance contracts acquired on the life of a Participant with all incidents of ownership therein, including, but not limited to, the right to cash and loan values, dividends, if any, death benefits, and the right to termination thereof, and a Participant shall have no interest whatsoever in such contracts, if any, and shall exercise none of the incidents of ownership thereof. Provided, however, the Company may assign any such insurance contracts to the trustee of the Rabbi Trust.

5.4 Trust for Payment of Benefits. The Company shall create or utilize a Rabbi Trust for the purpose of facilitating any retirement benefits payable hereunder. Such trust will be funded to provide the applicable vested Excess Retirement Benefits and Supplemental Retirement Benefits payable under the Plan upon the occurrence of any of the following events:

(a) At the Retirement of, and commencement of payment of an Excess Retirement Benefit or a Supplemental Retirement Benefit to a Plan Participant;

(b) Upon a decision by the Committee, or by the Board of Directors; or

(c) Upon a Change in Ownership or Control.

Such funding may be in the form of single premium annuities, or an amount sufficient for the trustee to purchase single premium annuities, or life insurance policies or contracts insuring the lives of Participants, as the case may be, from qualified and financially sound insurance companies, and such other forms or types of investments the Company may select from time to time to provide the applicable vested Excess Retirement Benefits and Supplemental Retirement Benefits payable under the Plan and Plan Agreements. Such funding and the purchase of insurance, if any, will not relieve the Company of its obligations to pay or cause to be paid the benefits hereunder.

The Rabbi Trust may be maintained and administered to also provide for the funding of payment of amounts payable to participants in other deferred compensation and benefit plans of the Company. The funding, investments and administration of the Rabbi Trust in connection with such other separate plan or plans shall be separately administered and accounted for as determined to be necessary and appropriate by the Company and trustee pursuant to the terms of the Rabbi Trust. It shall be permissible for the trustee to invest funds of the Rabbi Trust in one or more forms of investment that is common to plans being funded thereunder.

The Rabbi Trust shall be a grantor trust of which the Company is the grantor within the meaning of the Code. The principal of the Rabbi Trust held and administered for providing payments under this Plan, or any share thereof so held and administered, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Part A Participants and/or Part B Participants in the Plan and general creditors of the Company as specified herein below and in the trust instrument. Part A Participants and Part B Participants in the Plan and their Beneficiaries shall have no preferred claim on, or any beneficial ownership in any assets of the Rabbi Trust; and any rights created under the Plan or any Plan Agreements, and the Rabbi Trust are to be made unsecured contractual rights of Part A Participants and Part B Participants (and their Beneficiaries, if applicable) against the Company; and assets held by the Rabbi Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of insolvency of the Company.

ARTICLE VI.

TERMINATION OF EMPLOYMENT

Neither the Plan nor any Plan Agreement with a Participant hereunder, either singly or collectively, in any way obligate the Company, or any subsidiary of the Company, to continue the employment of a Part A Participant or a Part B Participant with the Company, or any subsidiary of the Company, nor does either limit the right of the Company or any subsidiary of the Company at any time and for any reason to terminate such Part A Participant’s or Part B Participant’s employment. Termination of a Part A Participant’s or Part B Participant’s employment with the Company, or any subsidiary of the Company, for any reason, whether by action of the Company, subsidiary, or such a Part A Participant or Part B Participant, shall immediately terminate such Participant’s participation in the Plan and any such Participant’s Plan Agreement, and all further obligations of either party thereunder, except as may be provided in Article VIII of this Part C, and the Participant’s Plan Agreement. In no event shall the Plan or a Plan Agreement, either singly or collectively, by their terms or implications constitute an employment contract of any nature whatsoever between the Company, or any subsidiary, and a Part A Participant or Part B Participant.

ARTICLE VII.

TERMINATION OF PARTICIPATION

A Part A Participant and a Part B Participant reserves the right to terminate participation in the Plan and any such Participant’s Plan Agreement at any time by giving the Company written notice of such termination not less than 30 days (i) prior to the anniversary date of any contract or contracts of insurance on the life of such Part A Participant or Part B Participant which may be in force and utilized by the Company in connection with the Plan, or (ii) prior to the date a Part A Participant or Part B Participant selects for termination if no insurance contract is in effect.

ARTICLE VIII.

TERMINATION, AMENDMENT, MODIFICATION,

OR SUPPLEMENT OF THE PLAN

8.1 Amendment or Termination. Subject to Section 8.2, below, the Company reserves the right to amend, modify, supplement, or terminate the Plan, wholly or partially, from time to time, and at any time. The Company likewise reserves the right to amend, modify, or supplement any written instrument made or delivered with respect to the administration of the Plan, or any Plan Agreement, wholly or partially, from time to time. Such right to amend, modify, supplement, or terminate the Plan or any Plan Agreement, as the case may be, shall be exercised for the Company by the Board of Directors; provided, that the Committee shall also be authorized to amend or modify the terms and provisions of the Plan, or such a written instrument or Plan Agreement, except that any amendment or modification of the Plan or Plan Agreement that changes the form or amount of any payment or benefit provided for under the Plan shall be made only by action of the Board of Directors; provided, further, in the event of a Change in Ownership or Control of the Company, for a period of two (2) years after the date of such Change of Ownership or Control the surviving corporation may terminate or amend the Plan only by substitution by such corporation of another plan or program, or by amendments to the Plan, which provide benefits no less favorable to the Part A Participants or Part B Participants of this Plan; and upon the expiration of such two (2) year period such surviving corporation may thereafter terminate or amend the Plan or any such substituted plan subject in any case to Section 8.2, below.

8.2 Rights and Obligations Upon Amendment, Termination. The following terms and conditions shall govern the rights and obligations of a Part A Participant or Part B Participant and the Company (including any surviving corporation in event of a Change of Ownership or Control), respectively, with respect to the amendment or termination of the Plan.

A. Notwithstanding anything to the contrary expressed or provided in the Plan or any Plan Agreement of a Part A Participant or Part B Participant, no amendment, modification or termination of the Plan, shall decrease a Part A Participant’s or Part B Participant’s accrued Excess Retirement Benefit or Supplemental Retirement Benefit, as applicable. For purposes of this Paragraph A., a Plan amendment which has the effect of decreasing a Part A Participant’s or Part B Participant’s accrued Excess Retirement Benefit or Supplemental Retirement Benefit, as the case may be, or eliminating any optional form of payment of a Participant’s accrued Excess Retirement Benefit or Supplemental Retirement Benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued Excess Retirement Benefit or Supplemental Retirement Benefit. If a vesting schedule under the Plan or any Plan Agreement is amended, a Part A Participant’s and Part B Participant’s non-forfeitable percentage, determined as of the later of the date such amendment is adopted or the date it becomes effective, will not be less than the percentage computed under Part A and Part B of the Plan and Plan Agreements, as applicable, without regard to such amendment.

B. Except as provided in paragraph A of this Section 8.2, upon the termination of the Plan by the Board of Directors, or a termination of the Plan Agreement of a Participant, in accordance with the provisions for such termination, neither the Plan nor the Plan Agreement shall be of any further force or effect, and no party shall have any further obligation under either the Plan or any Plan Agreement so terminated, except as provided in the Plan or Plan Agreement with respect to accrued benefits at the time of such termination or as elsewhere provided in the Plan.

C. For purposes of paragraphs A and B of this Section 8.2, the term “Plan” shall also mean and include any substituted plan that may be established in event of a Change of Ownership or Control as described in Section 8.1, above, and the terms “Excess Retirement Benefit” and “Supplemental Retirement Benefit” shall also mean and include any benefit provided for under such a substituted plan.

ARTICLE IX.

TREATMENT OF BENEFITS

The Excess Retirement Benefit provided for a Part A Participant and the Supplemental Retirement Benefit provided for a Part B Participant under the Plan and/or under any Plan Agreement are in addition to any other benefits available to such Participant under any other Plan, plan or agreement of the Company for its Employees and the Participants, and, except as may be otherwise expressly provided for, the Plan and Plan Agreements entered into hereunder shall supplement and shall not supersede, modify, or amend any other Plan, plan or agreement of the Company. The Excess Retirement Benefits and Supplemental Retirement Benefits under the Plan and/or Plan Agreements entered into hereunder shall not be considered compensation for the purpose of computing contributions or benefits under any plan maintained by the Company, or any of its subsidiaries, which is qualified under Section 401(a) of the Code.

ARTICLE X.

RESTRICTIONS ON ALIENATION OF BENEFITS

No Excess Retirement Benefit or Supplemental Retirement Benefit under the Plan or a Plan Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No Excess Retirement Benefit and Supplemental Retirement

Benefit under the Plan or under any Plan Agreement shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such thereto. If any Part A Participant or Part B Participant under the Plan or a Plan Agreement should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right to a benefit under the Plan or under any Plan Agreement, then such right or benefit shall, in the discretion of the Committee, cease, and in such event, the Committee may, but shall have no duty to hold or apply the same or any part thereof for the benefit of such Part A Participant or Part B Participant, or his/her Beneficiary, in such portion as the Committee, in its sole and absolute discretion, may deem proper.

ARTICLE XI.

MISCELLANEOUS

11.1 Deferral of Compensation Requirements. The following requirements stated in this Section 11.1 shall apply to the Plan, to all Elections or Subsequent Elections made by Participants under the Plan, and to all distributions and payments made pursuant to the Plan.

A. Any compensation deferred under the Plan shall not be distributed earlier than:

(i) Separation from Service of the Participant,

(ii) the date the Participant becomes Disabled,

(iii) death of the Participant,

(iv) a Specified Time (or pursuant to a Fixed Schedule) specified under the Plan at the date of deferral of such compensation,

(v) a Change in Ownership or Control, or

(vi) the occurrence of an Unforeseeable Emergency.

B. Notwithstanding the foregoing, if a Participant becomes entitled to a distribution on account of the Participant’s Separation from Service and is a Specified Employee on the date of the Separation from Service, no distribution shall be made before the date which is six (6) months after the date of the Participant’s Separation from Service, or, if earlier, the date of death of such Participant.

C. No acceleration of the time or schedule of any distribution or payment under the Plan shall be permitted or allowed, except to the extent provided in Treasury Regulations issued under Code Section 409A.

If the Plan, or the Committee acting pursuant to the Plan, permits under any Subsequent Election by a Participant a delay in a payment or a change in the form of payment of compensation deferred under the Plan, such Subsequent Election shall not take effect until at least twelve (12) months after the date on which it is made. In the case of a Subsequent Election related to a payment to be made upon Separation from Service of a Participant, at a Specified Time or pursuant to a Fixed Schedule, or upon a Change in Ownership or Control, the first payment with respect to which such Subsequent Election is made shall be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made; and any such Subsequent Election related to a payment at a Specified Time or pursuant to a Fixed Schedule may not be made less than twelve (12) months prior to the date of the first scheduled payment to which it relates.

11.2 Execution of Receipts and Releases. Any payment to a Participant, a Participant’s legal representative, or Beneficiary in accordance with the provisions of the Plan or any Plan Agreement executed hereunder shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Company. The Company may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefore in such form as it may determine. Notwithstanding any provision of this Plan to the contrary, in no event shall the timing of the Participant’s execution of a release, directly or indirectly, result in the Participant designating the calendar year of payment, and if a payment that is subject to execution of a release could be made in more than one taxable year, payment shall be made in the later taxable year.

11.3 No Guarantee of Interests. Neither the Committee nor any of its members guarantees the payment of any amounts which may be or becomes due to any person or entity under the Plan or any Plan Agreement executed hereunder. The liability of the Company to make any payment under the Plan or any Plan Agreement executed hereunder is limited to the then available assets of the Company and the Rabbi Trust established under Section 5.4 of this Part C.

11.4 Company Records. Records of the Company as to a Participant’s employment, termination of employment and the reason therefore, reemployment, authorized leaves of absence, and compensation shall be conclusive on all persons and entities, unless determined to be incorrect.

11.5 Evidence. Evidence required of anyone under the Plan and any Plan Agreement executed hereunder may be by certificate, affidavit, document, or other information which the person or entity acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

11.6 Notice. Any notice which shall be or may be given under the Plan or a Plan Agreement executed hereunder shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Company at:

15 East 5th Street

Tulsa, OK 74103

and marked to the attention of the Secretary, Executive Compensation Committee; or, if notice to a Participant, addressed to the address shown on such Participant’s most recent employment file with the Company.

11.7 Change of Address. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

11.8 Effect of Provisions. The provisions of the Plan and of any Plan Agreement executed hereunder shall be binding upon the Company and its successors and assigns, and upon a Participant, the Participant’s Beneficiary, assigns, heirs, executors, and administrators.

11.9 Headings. The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in the construction of the provisions hereof or any Plan Agreement executed hereunder.

11.10 Governing Law. All questions arising with respect to the Plan and any Plan Agreement executed hereunder shall be determined by reference to the laws of the State of Oklahoma in effect at the time of their adopting and execution, respectively.

11.11 Effective Date. The terms of this Plan shall be effective January 1, 2014.